                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form N-2) and related prospectus and statement of additional information of the Nuveen Arizona Dividend Advantage Municipal Fund 3 filed with the Securities and Exchange Commission in the Pre-effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (File No. 333-92290) and in this Amendment No. 1 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-21157).




                                                          /s/  ERNST & YOUNG LLP



Chicago, Illinois
August 21, 2002